SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 13, 2009

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 21st Floor, Stamford Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 428-2200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Concord Steel, Inc. (“Concord”), the Registrant’s wholly-owned subsidiary, is the borrower under a senior secured credit agreement with Bank of America, N.A. (successor to LaSalle Bank National Association), as administrative agent (the “Administrative Agent”) and the other lenders party thereto (collectively with the Administrative Agent,  the “Lenders”), dated October 3, 2006, as amended pursuant to the First Amendment Agreement and Second Amendment Agreement, dated December 31, 2007 and March 13, 2008, respectively (as so amended, the “Credit Agreement”).  The Credit Agreement is guaranteed by the Registrant and each of the subsidiaries of Concord (the “Subsidiaries”) and secured by substantially all of the assets of the Registrant, Concord and the Subsidiaries.  The Credit Agreement established a commitment by the Lenders to provide up to $40.0 million in the aggregate of loans and other financial accommodations consisting of (i) a five-year senior secured term loan in an aggregate principal amount of $28.0 million (the “Term Loan”), (ii) a five-year senior secured revolving credit facility in the aggregate principal amount of up to $10.0 million (the “Revolver Facility”), and (iii) a five-year senior secured capital expenditure facility in the aggregate principal amount of up to $2.0 million.

As has been previously disclosed, on August 6, 2009, Concord received a written notice from the Lenders declaring that the principal amount of all obligations of Concord under the Credit Agreement had been accelerated and were immediately due and payable as a result of Concord’s previously disclosed default in the payment of principal and interest in an amount equal to $1.0 million and  violation of several financial covenants contained in the Credit Agreement, including its consolidated leverage ratio and consolidated fixed charge ratio as of June 30, 2009.  In addition, the Lenders exercised their right to set off such obligations against all funds contained in Concord’s principal deposit account with the Administrative Agent resulting in Concord having limited and intermittent access to sufficient funds to support its business operations causing a substantial doubt about its ability to continue as a going concern.  On August 12, 2009, in connection with their ongoing efforts to resolve defaults under the Credit Agreement, Concord, the Registrant, the Subsidiaries and the Lenders entered into a letter agreement (the “Letter Agreement”), which was dated August 10, 2009, and which provided for, among other things, rescission of the termination of the Revolver Facility, the June 30 payment default being cured, and the application of all existing funds of Concord and future incoming funds of Concord to repay amounts outstanding under the Term Loan.  In addition, Concord (i) consented to the Lenders’ previous acceleration of the Term Loan as well the Lenders’ continuing ability to apply funds of Concord as prepayments against the Term Loan; and (ii) waived any and all claims it may have against the Lenders.

On August 13, 2009, in connection with their ongoing efforts to resolve defaults under the Credit Agreement, Concord, the Registrant, the Subsidiaries and the Lenders entered into a Third Amendment and Temporary Waiver Agreement (the “Amendment and Waiver Agreement”).  Pursuant to the Amendment and Waiver Agreement, Concord’s borrowing access under the Revolver Facility has been reinstated through and including September 11, 2009, solely for purposes of making payments pursuant to a weekly budget that has been approved by the Lenders (the “Reinstated Revolving Facility”).  The Amendment and Waiver Agreement contains a temporary waiver of certain defaults and event of defaults under the Credit Agreement and the temporary suspension of certain representations and warranties under the Credit Agreement to permit Concord to borrow under the Reinstated Revolving Facility.  In addition, pursuant to the Amendment and Waiver Agreement, all funds of Concord shall be subject to a secured lock box and cash management system to be maintained by the Administrative Agent and interest will accrue on borrowings under the Reinstated Revolving Facility at a rate equal to, at Concord’s election, either (a) the greater of (i) LIBOR or (ii) 1%, plus a margin of 6.0%, or (b) the greater of (i) the Federal Funds Rate, (ii) the prime rate publicly announced by the Administrative Agent as its prime rate or (iii) 3.25%, plus a margin of 4.5%.

In connection with the Amendment and Waiver Agreement, Concord has agreed to hire a financial consultant satisfactory to the Lenders to review Concord’s financial condition with the Lenders.  Such consultant will have authority to review and, under certain circumstances confirm, budgeted expenditures during the last fifteen days of the term of the Reinstated Revolving Facility.

The Registrant and Concord expect to continue negotiations with the Lenders to modify the Credit Agreement in order to address Concord’s ability to continue to comply with the Credit Agreement on an ongoing basis after the expiration of the Reinstated Revolving Facility so that Concord can continue to borrow under the Credit Agreement. The Registrant cannot give any assurances that it has or can raise sufficient funds to repay all of the outstanding amounts under the Credit Agreement, that it will be able to successfully enter into an amendment of the Credit Agreement satisfactory to Concord, the Registrant and the Lenders that will be effective after the expiration of the Reinstated Revolving Facility or that it will be able to otherwise resolve outstanding matters with the Lenders in a manner satisfactory to Concord and the Registrant.  If the Registrant is unable to enter into a further amendment of the Credit Agreement in a manner satisfactory to it, the ongoing defaults under the Credit Agreement and the exercise of the Lenders’ available remedies under the Credit Agreement may require the Registrant, Concord and/or the Subsidiaries to seek reorganization or restructuring, including filing for protection under bankruptcy laws and/or cease operations, which would have a material adverse effect on the market price of the Registrant’s common stock, its business, financial condition and results of operations.

The foregoing summary descriptions of the Amendment and Waiver Agreement and the Letter Agreement are not intended to be complete and are qualified in their entirety by the complete text of such agreements.  A copy of the Letter Agreement is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2009, and a copy of the Amendment and Waiver Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Third Amendment and Temporary Waiver Agreement dated August 13, 2009.

Forward-looking Statements

This Current Report on Form 8-K includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. The Registrant may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our inability to secure necessary financing, any inability to satisfactorily cure existing defaults under our credit agreement and continue to comply with the financial covenants and other obligations under our credit agreement or otherwise continue to operate as a going concern, our ability to restore our borrowing access under the credit agreement, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire, our ability to continue to grow revenues in our operating divisions, our ability to use our net operating loss carry forward, changes in our relationship with customers, further changes in the demand for counterweights or the growth of the construction industry, changes in our relationship with our unionized employees, the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products, further declines in the business of our customers, the loss of major customers, reductions to our deferred tax assets or recognition of such assets, the price of steel, and other factors described in the “Risk Factors” section of the Registrant’s filings with the Securities and Exchange Commission, including the Registrant’s latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2009

STAMFORD INDUSTRIAL GROUP, INC.

By: /s/ Jonathan LaBarre Jonathan LaBarre, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Number	Exhibit
10.1	Third Amendment and Temporary Waiver Agreement dated August 13, 2009.